Exhibit 32

Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002
(18 U.S.C. SECTION 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), Raymond A. Jean, Chairman of the Board, President and Chief Executive Officer of Quanex Corporation (the Company) and Thomas M. Walker, Senior Vice President – Finance and Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 15, 2006

/s/ Raymond A. Jean	/s/ Thomas M. Walker
Raymond A. Jean	Thomas M. Walker
Chairman of the Board, President and Chief Executive Officer	Senior Vice President—Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Quanex Corporation and will be retained by Quanex Corporation and furnished to the Securities and Exchange Commission or its staff upon request.